Exhibit 7.02

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them this Schedule 13D (including further amendments thereto) with respect to the common stock of Medley Capital Corporation, and that this Joint Filing Agreement be included as an exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 13th day of February 2017.

MEDLEY LLC

By:	/s/ Brook Taube
Name: Brook Taube
Title: Co-Chief Executive Officer

MEDLEY MANAGEMENT INC.

By:	/s/ Brook Taube
Name: Brook Taube
Title: Co-Chief Executive Officer

MEDLEY GROUP LLC

By:	/s/ Brook Taube
Name: Brook Taube
Title: Chief Executive Officer

MEDLEY SEED FUNDING I LLC

By: Medley LLC, its Managing Member

By:	/s/ Brook Taube
Name: Brook Taube
Title: Co-Chief Executive Officer

BROOK TAUBE

/s/ Brook Taube
Date: February 13, 2017

SETH TAUBE

/s/ Seth Taube
Date: February 13, 2017